EXHIBIT 3:

                             PLAN OF MERGER
                       WITH MULTI-SPECTRUM GROUP

                      AGREEMENT AND PLAN OF MERGER

                            BY AND BETWEEN

                        MULTI-SPECTRUM GROUP, INC.

                                 AND

                        SANTA LUCIA FUNDING, INC.



                     Dated as of December 20, 1989

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

                      AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated December 20, 1989, by and between SANTA LUCIA FUNDING, INC., a Utah corporation ("Santa Lucia"), and MULTI-SPECTRUM GROUP, INC., a Delaware corporation ("MAGI"), (Santa Lucia and MSGI are herein collectively referred to as the "Constituent Corporations").

     WHEREAS, the Board of Directors of MSGI and Santa Lucia desire to enter into this Agreement and have approved the merger of MSGI with and into Santa Lucia (the "Merger"), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein set forth, and for the purpose of setting forth certain terms and conditions of the Merger, and the mode of carrying the same into effect, MSGI and Santa Lucia hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

       SECTION 1.01.THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.02), MSGI shall be merged with and into Santa Lucia in accordance with the Business Corporation Act of the State of Utah ("BCA") and the General Corporation Law of the State of Delaware ("DGCL"), whereupon the separate existence of MSGI shall cease and Santa Lucia shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Utah. From and after the Effective Time, the status, rights and liabilities of, and the effect of the Merger on, each of the corporations which is a party to the Merger and the Surviving Corporation shall be as provided in S. 16-10-71 of the BCA.

      SECTION 1.02. FILING OF CERTIFICATE OF MERGER AND ARTICLES OF
MERGER:
 EFECTIVE TIME. As soon as practicable after the satisfaction of waiver of the conditions to the consummation of the Merger set forth in Articles VII, VIII
AND IX hereof (except Sections 7.02, 8.02 and 9.01(i), Santa Lucia will deliver for filing, or cause to be delivered for filing, with the Secretary of the State of Delaware, a Certificate of Merger and (ii) the parties will deliver for filing, or cause to be delivered for filing with the Utah Department of Commerce, Division of Corporations and Commercial Code ("UDOC"), duly executed Articles of Merger and such other instruments as may be required by Section 16-10-72 of the BCA to effect the Merger. The Merger shall become effective on the later of the date and time when (i) the Certificate of Merger has been filed with the State of Delaware of (ii) the issuance by the UDOC of the Certificate of merger. The date and time of such effectiveness is herein referred to as the "Effective Time."

      SECTION 1.03.CONVERSION OF OUTSTANDING SHARES.

      (a)From and after the Effective Time, each share of common stock of MSGI ("MSGI Stock") outstanding immediately prior to the Effective Time, except

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shares held by MSGI in treasury and shares with respect to which appraisal rights have been properly exercised in accordance with the DGLC, shall, by virtue of the Merger and without any action on the part of MSGI, Santa Lucia or any holder thereof, cease to exist and be converted into and become 55,305 shares of common stock of the Surviving Corporation, $.001 par value per share ("Surviving Corporation Stock"). The consideration referred to above, together with any cash payments in lieu of fractional shares as provided herein, is hereinafter referred to as the "Merger Consideration." The stock certificates representing the Surviving Corporation Stock issued to the Shareholders of MSGI shall bear the following, or a similar, restrictive legend:

     The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or a prior opinion of counsel, satisfactory to the issuer, that registration is not required under the Act.

      (b)Each share of capital stock of Santa Lucia ("Santa Lucia Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be converted into one share of the Surviving Corporation Stock, $.01 par value per share.

      (c)No fractional shares of Surviving Corporation Stock shall be issued pursuant to the Merger and no holder of MSGI Stock of Santa Lucia Stock immediately prior to the Effective Time shall, by reason of such ownership, be entitled to any rights or privileges pertaining to any fraction of any share of Surviving Corporation Stock. Any person (as hereinafter defined) who, by reason of the ownership of MSGI Stock or santa Lucia Stock, shall be entitled, but for the provisions of this Section, to receive a fractional share of Surviving Corporation Stock, shall be entitled to receive a fractional share of Surviving g Corporation an amount in cash equal to the fractional interest multiplied by the fair market value of the Surviving Corporation Stock at the Effective Time. The Surviving Corporation will pay the respective amounts to the persons entitled thereto in accordance with Section 1.04.

      (d)No person who after the Effective Time holds an option to acquire MSGI Stock, for which a right to acquire Surviving Corporation Stock is substituted in accordance with the provisions of this Section, shall be entitled by reason thereof to any fractional share of Surviving Corporation Stock, but shall receive in lieu thereof an amount in cash equal to the fractional interest multiplied by the fair market value of Surviving Corporation Stock on the date of exercise of such option less the exercise price for such fractional interest.

     (e) Each share of MSGI Stock and Santa Lucia Stock held by MSGI and Santa Lucia, respectively, as treasury stock immediately prior to the Effective Time, shall be canceled, and no payment shall be made with respect thereto; and

     (f) Notwithstanding anything in this Agreement to the contrary, shares of Santa Lucia Stock outstanding immediately prior to the Effective Time and which

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are held by shareholders who have not voted such shares in favor of the approval and adoption of this Agreement and shall have delivered to Santa Lucia, prior to or at the meeting of Santa Lucia shareholders to be held pursuant to Section 6.01, a written objection to the Merger and, delivered to Santa Lucia or the Surviving Corporation, within ten days after such meeting, a written demand for appraisal of such shares in the manner and otherwise in accordance with
Section 16-10-76 of the BCA ("Dissenting Santa Lucia Shares"), shall not be converted into or be exchangeable for the Merger Consideration pursuant to
Section 1.03(a), but shall instead be entitled to receive such consideration pursuant to Section 16-10-76 of the BCA: PROVIDED, HOWEVER, that if such holder shall have failed to perfect or shall have withdrawn or lost his right to appraisal and payment under the BCA, his Santa Lucia Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, in accordance with Section 1.03(a) of this Agreement. Santa Lucia shall give MSGI prompt notice of any demands received by Santa Lucia for appraisal, and MSGI shall have the right to participate in all negotiations and proceedings with respect to such demands. Santa Lucia shall not, except with the prior written consent of MSGI, settle or offer to settle any such demands or make any payment with respect thereto, except as shall be required by a final, non-appealable judgment of a court of competent jurisdiction.

      (g)Notwithstanding anything in this Agreement to the contrary, shares of Santa Lucia Stock outstanding immediately prior to the Effective Time and which are held by shareholder who have voted such shares in favor of or consented to the adoption of this Agreement and shall have delivered to MSGI, before the taking of the vote on the Merger, a written demand for appraisal of such shares delivered to the Surviving Corporation, in the manner and otherwise in accordance with Section 262 of the DGCL ("Dissenting Santa Lucia Shares"), shall not be converted into or be exchangeable for the Merger Consideration pursuant
Section 1.03(a) , but shall instead by entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; PROVIDED, HOWEVER, that is such holder shall have failed to perfect or shall have withdrawn or lost his right to appraisal and payment under the DGCL, his MSGI Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, in accordance with Section 1.03(a) of this Agreement. MSGI shall give Santa Lucia prompt notice of any demands received by MSGI for payment, and Santa Lucia shall have the right to participate in all negotiations and proceedings with respect to such demands. MSGI shall not, except with the prior written consent of Santa Lucia, settle or offer to settle any such demands or make any payment with respect thereto, except as shall be required by a final, non-appealable judgment of a court of competent jurisdiction.

     SECTION 1.04.  EXCHANGE OF MSGI STOCK; SURRENDER OF CERTIFICATES.

      (a)After the Effective Time, each holder of an outstanding certificate of certificates, which immediately prior to the Effective Time represented MSGI Stock, may surrender such certificate to an exchange agent appointed by the Surviving Corporation (the "Exchange Agent") and receive one or more stock certificates for the number of full shares of Surviving Corporation Stock into

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which the MSGI Stock represented by the certificate or certificates so surrendered have been converted as a result of the Merger; provided, however, that the holder is otherwise entitled hereby to receive the Merger Consideration. Subject to the next subsection hereof, until so surrendered for exchange, each such certificate nominally representing MSGI Stock shall be deemed for all corporate purposes to evidence the ownership of the number of full shares of Surviving Corporation which the holder thereof would be entitled to receive upon its surrender to the Exchange Agent; provided, however, that holders of MSGI Dissenting Shares or Santa Lucia Dissenting Shares who have properly exercised their appraisal rights in accordance with the DGCL or BCA, as applicable, shall not be entitled to vote or to exercise any other rights as a shareholder.

     (b) Unless and until such outstanding certificate or certificates shall be so surrendered for exchange, no holder thereof shall be entitled to receive any payment for any fractional share interest or any dividend or distribution whether in cash or otherwise, payable to holders of record of Surviving Corporation Stock, but upon the surrender and exchange of such certificate or certificates there shall be paid to the record holder of the certificate or certificates of Surviving Corporation Stock issued and exchanged therefor, the amount of any cash payable in lieu of a fractional share and all such dividends and distributions (without interest thereof) which have become payable with respect to Surviving Corporation Stock represented by the certificate or certificates issued upon such surrender and exchange as if such certificates of Surviving Corporation Stock had been issued at the Effective Time. Promptly after the Effective Time, Santa Lucia and MSGI will, in accordance with Section 6.01, cause the Exchange Agent to send to all holders of MSGI Stock a letter of transmittal for use in exchanging their certificates for certificates representing Surviving Corporation Stock.

     (c) If any shares of Surviving Corporation Stock are to be issued in a name other than that in which the certificate representing MSGI Stock surrendered for exchange is registered, it shall be a condition of such exchange that (i) the certificate so surrendered by properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of Surviving Corporation Stock to persons other than the Exchange Agent that such tax has been paid or is not payable and (ii) upon request by Surviving Corporation, the person requesting such exchange shall provide to Surviving Corporation an opinion of counsel, satisfactory to Surviving Corporation, to the effect that the transfer does not require registration under the Securities Act of 1933, as amended ("Securities Act"), or that an exemption from the requirement of such registration is available.

      (d) The stock transfer books of MSGI shall be permanently closed at the Effective Time. Holders of MSGI Stock who have lost their stock certificates evidencing MSGI Stock will be entitled to receive certificates evidencing the Surviving Corporation into which their MSGI Stock has been converted upon compliance with the procedures, which may include requests for the furnishing of appropriate indemnification, affidavits and bonds, established by Surviving Corporation pursuant to its Bylaws, or otherwise, for replacement of lost Surviving Corporation Stock certificates.

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      (e) Notwithstanding the foregoing, neither the Surviving Corporation nor any other party hereto shall be liable to a holder of MSGI Stock for any amount paid to a public official pursuant to applicable abandoned property laws. If any holders of certificates representing shares of MSGI Stock are entitled to receive certificates prior to the seventh anniversary date on which any payment of respect therefor of any governmental agency or other governmental entity) the amount receivable in remitted by applicable law, become the property of Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      (f) MSGI agrees to use its best efforts to cut the effect that he is acquiring the MSGI Stock as an investment, solely for his own account and not with a view to or for the intent of resale, fractionalization or any further distribution.

      SECTION 1.05. ARTICLES OF INCORPORATION. The Articles of Incorporation of Santa Lucia, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation except that, subject to the approval of the Merger Agreement by the shareholders of the MSGI and Santa Lucia, such Articles of Incorporation shall be amended to (i) change the name of the Corporation to Multi-Spectrum Group, Incorporated; (ii) increase the number of authorized common shares to 100,000,000 par value $.001; (iii) limit the personal liability of the directors of the Surviving Corporation; and (iv) to make such other changes as the Board of Directors deems to be in the best interests of the Surviving Corporation. The text of these amendments to the Articles of Incorporation of Santa Lucia are as set forth on Appendix "A" attached hereto and by this reference made a part hereof.

       SECTION 1.06. BYLAWS. The Bylaws of Santa Lucia, as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

      SECTION 1.07.DIRECTORS AND OFFICERS.

      (a) The directors of the Surviving Corporation immediately after the Effective Time shall be Edward V. Ellis (Chairman of the Board), Charles Cannon, Patrick J. Ellis, Edward O. Lauman and David E. Taylor.

     The directors shall hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law. If at or after the Effective Time a vacancy shall exist on the Board of Directors of, or in respect of the officers of, the Surviving Corporation, such vacancy may thereafter be filled in the manner provided in the Bylaws of the Surviving Corporation.

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      (b) The officers of the Surviving Corporation immediately after the
Effective Time shall be:

            David E. Taylor   President
            Edward 0. Lauman  Executive Vice President
            Edward S. Delong  Vice President-Communications
            Charles J. SmrykalVice President - Operations
            John J. Keating   Vice President - Franchise Development
             Ed Boyle         Vice President - Public Relations
            Michael E. Ellis  Vice President - Franchise Marketing
            Charles Cannon    Secretary
            Edward V. Ellis   Treasurer

The officers shall hold office from and after the Effective Time at the pleasure of the board of Directors of the Surviving Corporation, subject to the provisions set forth in the bylaws of the Surviving Corporation.

       SECTION 1.08.CERTAIN EFFECTS OF THE MERGER. From and after the Effective Time, the Surviving Corporation shall (a) possess all the rights, privileges, powers and franchises, of a public or of a private nature, of the Constituent Corporations, (b) be subject to all restrictions, disabilities, liabilities and duties of each of Santa Lucia and MSGI, all with the effect and to the extent provided in the BCA and (c) continue its corporate existence as a Utah corporation.

       SECTION 1.09.INCENTIVE PLAN. The Surviving Corporation shall use its best efforts to adopt an incentive plan ("Incentive Plan") pursuant to which employees, directors and officers of the Surviving Corporation and other persons who perform substantial services for or on behalf of the Surviving Corporation will be eligible to receive stock options and other awards. A copy of the Incentive Plan is attached hereto as Appendix "B".

                                ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF MSGI

     MSGI represents and warrants to Santa Lucia, except as set forth on the Disclosure Schedules attached hereto (the "Schedules"), that:

      SECTION 2.01.CORPORATE EXISTANCE AND POWER. MSGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power, authority and legal right to conduct its business as it is now being conducted and to own the properties and assets it now owns. MSGI is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualifications necessary, except for those jurisdictions where the failure to be so qualified would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations
(a "Material Adverse Effect") of MSGI.

      SECTION 2.02.CORPORATE AUTHORIZATION. Subject to shareholder approval, as required under the DGCL, (a) MSGI has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, (b) the Board of Directors of MSGI has taken all action r equired by law, its Articles of Incorporation and Bylaws or otherwise to a uthorized the execution and delivery by MSGI of this Agreement and the performance by MSGI of the transactions contemplated hereby, (c) this Agreement has been duly and validly executed and delivered by MSGI and no other corporate action is necessary in connection therewith and (d) to the best knowledge of MSGI after conducting diligent inquiry, this Agreement is a valid and binding agreement of MSGI enforceable against MSGI in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

      SECTION 2.03.  CONSENTS AND APPROVALS OF GOVERNMENT
AUTHORITIES. To the best knowledge of MSGI after conducting diligent inquiry, except for the requirements of (a) the Securities Act of 1933, as amended (the "Securities Act"), (b) the filing and recordation of the Certificate of Merger as required by the DGCL and (c) the filing and recordation of Articles of Merger and certain other instruments as required by the BCA, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, United States or foreign, is required in connection with the execution, delivery and performance of this Agreement by MSGI and the consummation of the transactions contemplated hereby.

     SECTION 2.04 NO VIOLATION. To the best knowledge of MSGI after conducting diligent inquiry, the execution, delivery and performance of this Agreement by MSGI (a) will not violate MSGI's Articles of Incorporation or Bylaws, (b) will not violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) (a "Default") under, or result in the termination of or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or other encumbrance upon, any p roperties or assets of MSGI under any debt, obligation, contract, lease, commitment, license, permit or other agreement to which MSGI is a party or by which any is bound or to which any is subject, nor result in the loss of any rights by MSGI and (c) will not violate any law, judgment, decree, order, regulation or rule of any court or governmental authority.

     SECTION 2.05.CAPITALIZATION.The authorized capital stock of MSGI consists of 1,00 shares of MSGI Stock. As of December 15, 1989, there were issued and outstanding 1,000 shares of MSGI Stock. As of December 15, 1989, they have been duly authorized and validly issued and are fully paid and non-assessable. There are no other outstanding shares of, no securities of MSGI convertible into or exchangeable for, no options or other rights (including any pre-emptive rights) to acquire from MSGI, and no other contracts, understanding, arrangements or obligations (whether or not contingent) providing for the issuance or sale by MSGI, directly or indirectly, of any capital stock or other equity or debt security of MSGI. There are no outstanding

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contractual obligations of MSGI to repurchase, redeem or otherwise acquire an outstanding shares of MSGI Stock or other securities issued by MSGI.

      SECTION 2.06. FINANCIAL STATEMENTS. To the best knowledge of MSGI after conducting diligent inquiry, the unaudited financial statements of MSGI for the period ended November 30, 1989 (the "MSGI Financial Statements"), a copy of which has been delivered to Santa Lucia, fairly present the financial position of MSGI as of the date thereof and its results of operations and cash flows or changes in financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis.

      SECTION 2.07. NO UNDISCLOSED LIABILITIES. To the best knowledge of MSGI after conducting diligent inquiry, except as set forth on Schedule 2.07, MSGI has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) (herein "Liabilities"), required by generally accepted accounting principles to be disclosed, except (a) Liabilities which are accrued in the MSGI Financial Statements, (b) Liabilities incurred in the ordinary course of business and consistent, in type and amount, with past practice since November 30, 1989, (c) Liabilities MSGI has heretofore disclosed in writing to Santa Lucia and which in, the aggregate, are not material and (d) expenses incurred in connection with this Agreement.

      SECTION 2.08. NO MATERIAL ADVERSE CHANGE. To the best knowledge of MSGI after conducting diligent inquiry, since November 30, 1989, there has been no material adverse change in the business, financial position, results of operations, operations or prospects of MSGI taken as a whole, from that reflected in the MSGI Financial Statements.

     SECTION 2.09. ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 2.09, and except as otherwise permitted in this Agreement, since
November 30, 1989, MSGI has not:

     (a) borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent) except Liabilities incurred in the ordinary course of business and consistent with past practice;

     (b) paid, discharged or satisfied any Liabilities (in excess of $25,000) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the MSGI Financial Statements or incurred in the ordinary course of business and consistent with past practice, since November 30, 1989;

     (c) permitted or allowed any of its property or assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except MSGI Permitted Exceptions under
Section 2.10 hereof;

     (d) written off as uncollectible any notes or accounts receivable in excess of $25,000, in the aggregate, for MSGI (other than those reserved against in the MSGI Financial Statements) except for write-offs in the ordinary course of business and consistent with past practice, none of which is material;

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     (e) canceled any debts or waived any claims or rights of substantial value, or sold, transferred or otherwise disposed of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

     (f) disposed of or disclosed to any person (other than an employee or representative of Santa Lucia, agents of Santa Lucia, or otherwise in the ordinary course of business) any trade secret not previously a matter of public knowledge;

     (g) made any loan to or investment in, or acquired the assets, business or securities of, any person;

     (h) paid or granted nay increase in the compensation of directors, officers, agents or employees (including any such increase pursuant to any bonus, insurance, pension, profit-sharing or other employee benefit plan or commitment) or any increase in the compensation payable to any director, officer, agent or employee, except for normal periodic increases made pursuant to MSGI's established compensation policies applied on a basis consistent with that of the prior two years or otherwise in the ordinary course of business;

     (i) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or ownership interest, or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock, ownership interest or other securities;

     (j) made any change in any accounting principles or practices, except as required by the financial Accounting Standards Board or its foreign equivalent and reflected in the MSGI Financial Statements;

     (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers or directors or any "affiliate" or "associate"of any of its officers or directors (as such terms are defined in the rules and regulations of the SEC under the Securities Act), except for (i) directors' fees and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal quarter ended September 30, 1989, (ii) payments contemplated in subsection (h) hereof, and (iii) advances for business expenses in the ordinary course of business; or

     (l) agreed, whether in writing or otherwise, to take any action described in this Section 2.9, except as otherwise contemplate herein.

     SECTION 2.10.  TITLE TO PROPERTIES; ENCUMBRANCES.

     (a) Except as set forth on Schedule 2.10, to the best knowledge of MSGI after conducting diligent inquiry, MSGI has good and marketable title to all its properties and assets, including without limitation, all such properties reflected in the MSGI Financial Statements and all such properties and assets purchased by MSGI since November 30, 1989, except in each case for properties and assets sold or disposed of since November 30, 1989, in the ordinary course of business and consistent with past practice.

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     (b)  Except for the Disclosed Liabilities and except as set forth on
Schedule 2.10, to the best knowledge of MSGI after conducting diligent inquiry, none of such properties or assets is subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any kind except the following (herein called "MSGI Permitted Exception"): (i) as shown on the MSGI Financial Statements, securing Liabilities with respect to which no Default exists, (ii) arising in the ordinary course of business since November 30, 1989 and consistent with past practice, (iii) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the existing use of the property subject thereto, or impairs the operations of MSGI, (iv) current taxes, assessments and charges not yet due, and (v) taxes, assessments and charges being contested in good faith by MSGI in appropriate proceedings, and with respect to which adequate reserves have been set aside, and if arising hereafter, will promptly so advise Santa Lucia.

     SECTION 2.11. PATENTS; TRADEMARKS; TRADE NAMES; INTELLECTUAL
PROPERTY. Section 2.11 correctly sets forth a list of all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trade name registrations and applications, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by MSGI. Unless otherwise indicated in such schedule. MSGI owns the entire right, title and interest in and to the same. Such schedule also correctly sets forth a list of all licenses granted to MSGI by others and to others by MSGI. All letters patents, patent applications, trade names, trade name registrations and applications, trademarks, trademark registrations and applications, copyrights, copyright registrations, and applications, and pending or, to the best knowledge of MSGI, threatened challenge except as set forth in said schedule, and neither the execution and delivery of this Agreement or the consummation of this Agreement will give any licensor or licensee or MSGI any right to change the terms or provisions of, or terminate or cancel, any license to which MSGI is a party. MSGI has not agreed to indemnify any person for or against any infringement of any patent, trademark, or copyright except as shown on Schedule 2.11.

       SECTION 2.12. LITIGATION. There are no actions, suits or proceedings pending against or, to the knowledge of MSGI, threat governmental body, agency or official, and MSGI does not know or have reason to know of any valid basis for any such action, suit, proceeding or claim.

      SECTION 2.13.  TAXES.  Except as set forth on Schedule 2.13:

     (a) MSGI has duly filed or caused to be filed with the appropriate governmental authorities all federal, state, local and foreign tax reports and returns required to be filed by it, subject to any allowable extension periods, and has maintained, or caused to be maintained, all required records with respect to taxes, and has duly paid in full or caused to be duly paid in full, or has established or caused to be established reserves for taxes specifically reflected in the MSGI Financial Statements adequate for payment of all federal, state, local and foreign

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taxes and other changes due or claimed to be due from it by federal, state, local or foreign taxing authorities for all periods up to and including the date of this Agreement. Except as set forth on Schedule 2.13, as of the time of filing, the foregoing tax reports and returns correctly reflected the facts regarding the income, business, assets, operations and activities of MSGI or any other information to be shown thereon. Except as set forth on Schedule 2.13, MSGI has timely paid all taxes that have been shown as due and payable on such tax reports and returns. MSGI is not delinquent in the payment of any taxes.

     (b) None of the federal, state and local tax returns of MSGI have been audited by the respective governmental authorities, nor have the statutes of limitations with respect to income taxes expired for any taxable periods ending prior to the date hereof.

     (c) All deficiencies and assessments resulting form any examination of the federal, state and local tax returns and reports of MSGI have been paid, finally settled, or adequately provided for in the MSGI Financial Statements, and no issue resulting in an adjustment has been raised by the IRS or relevant state or local authorities in any examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.

     (d) To the best knowledge of MSGI after conducting diligent inquiry, no deficiency for any taxes has been proposed, asserted or assessed against MSGI (other than deficiencies or assessments referred to in subparagraph
(c) hereof, which deficiencies or assessments have either been paid, finally settled or adequately provided fro in the MSGI Financial Statements), and MSGI has no reason to believe that any such deficiency will be proposed, asserted or assessed. There has been no intentional disregard of any statute, regulation, rule or revenue ruling in the preparation of any tax return that would result in a material increase in any tax liability for any period that remains open to adjustment.

     (e) To the best knowledge of MSGI after conducting diligent inquiry, amounts have been withheld and paid over to the appropriate governmental authorities by MSGI from their respective employees for all prior periods in compliance with the tax withholding provisions of all applicable federal, state, local and foreign laws.

     (f) To the best knowledge of MSGI after conducting diligent inquiry, amounts have been withheld and paid over to the appropriate governmental authorities by MSGI from any payments made in respect of which a withholding obligation is imposed, in compliance with the withholding provisions or "collection at source" provisions of all applicable federal, state, local and foreign laws.

     SECTION 2.14. COMPLIANCE WITH LAW. To the best knowledge of MSGI after conducting diligent inquiry, neither MSGI no any director, officer, agent, employee or other person associated with or acting on behalf of MSGI has (i) used any corporate funds for unlawful activity, nor (ii) made any direct or indirect unlawful payments to government officials or others, nor
(iii) participated or cooperated in any boycott activities in violation of any statute or law, nor

                                E-64
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which must be disclosed under applicable disclosure regulations and policies of applications, such noncompliance will not have an adverse affect on its business, financial position, results of operations, operations or prospects.

     SECTION 2.15. INSURANCE. Set forth on Schedule 2.15 is an acurate and complete description of all material terms of policies on fire, liability, workmen's compensation and other forms of insurance owned or held by MSGI or under which MSGI is covered. Except as set forth on
Schedule 2.15, such policies are (a) in full force and effect, (b) sufficient for compliance with all requirements of law and of all agreements to which MSGI is a party, or to which assets are subject, (c) provide adequate insurance coverage for the assets and operations of MSGI in accordance with customary industry practice, (d) will remain in full force and effect through the respective dates MSGI herertofore disclosed in writing to Santa Lucia and (e) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     SECTION 2.16. BENEFIT PLANS.

     (a) MSGI does not maintain or contribute to any "employee pension benefit plan", as such term is defined in S. 3(2) of the Employee Retire excluded from coverage by S. 4(b)(4) or S. 4(b)(5) of ERISA.

     (b) MSGI does not maintain or contribute to an "employee welfare benefit plan", as such term is defined in S. 3(1) of ERISA (including a plan excluded from coverage by S. 4(b)(4) of ERISA), whether insured or otherwise. MSGI has not established nor contributed to any "voluntary employees' beneficiary association" within the meaning of S. 501(c)(9) of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) Except as set forth on Schedule 2.16, MSGI does not maintain or contribute to any bonus, incentive compensation, stock option, stock purchase or other fringe benefit plan or program, whether formal or informal.

     SECTION 2.17. BANK ACCOUNTS. Schedule 2.17 sets forth the names and locations for all banks, trust companies, savings and loan associations and other financial institutions at which MSGI maintains accounts of any nature, the names of all persons authorized to draw thereon or make withdrawals therefrom and the account numbers for all such accounts.

     SECTION 2.18.  CONTRACTS AND COMMITMENTS.  Except as set forth in
Schedule 2.18, with respect to subsections (a) through (k) below, or as set forth in the MSGI Financial Statements, MSGI:

     (a) does not have any contract, arrangement or commitment which is material to its business, operation or prospects (for the purpose of this subsection, any contract, or arrangement or commitment shall be deemed "material" if it calls for fixed and/or contingent payments thereunder of more than $25,000 in the aggregate) except those which (i) are cancelable by MSGI on notice of not longer than thirty (30) days an without liability, penalty or premium or
(ii) are excepted from disclosure pursuant to other sections in this Agreement;

     (b) does not have any contract, arrangement or commitment which may result in a loss exceeding $25,000;

     (c) does not have any contract, arrangement or commitment with any director, officer, employee, agent, consultant, advisor, salesman or representative providing for future compensation of more than $25,000 that is not cancellable by it on notice of not longer than thirty (30) days and without liability, penalty or premium;

     (d) does not have any employment agreement with any officer, employee or agent, nor any agreement that contains any severance or termination pay liabilities or obligations;

     (e) does not have any collective bargaining or union contracts or agreements;

     (f) is not in Default of or in material breach or violation of, nor is there any basis known to MSGI for any valid claim therefor, under any contract, arrangement or commitment of MSGI involving more than $25,000;

     (g) does not have any agreement restricting it from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person;

     (h) does not have any debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

     (i) does not have any outstanding loans to any person and advances to directors, officers and employees of MSGI for business expenses in the ordinary course of business exceeding $10,000 in the aggregate;

     (j) does not have any obligation or liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person including MSGI; or

     (k) does not have any irrevocable power of attorney to, or appointed as agent for service of process, any person except any agent for service of process in foreign jurisdictions, the qualification of which is necessary to comply with the provisions of this Agreement.

     SECTION 2.19. ACCOUNTS RECEIVABLE. Except as set forth on Schedule 2.19, to the best of MSGI's knowledge after conducting diligent inquiry, all accounts receivable of MSGI are not subject to any conditions to payment, offsets, counterclaims, defenses of any kind, allowances or credits which together with
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uncollectible accounts exceed the bad debt reserves shown on the MSGI
Financial Statements (which reserves are adequate and were calculated consistent with past practice).

      SECTION 2.20. PROXY MATERIALS. The information regarding MSGI to be contained in the proxy statement to be mailed to the shareholders of MSGI and Santa Lucia pursuant to Section 6.02 hereof ( the "Proxy Statement") will, to the best of MSGI's knowledge, be correct in all material respects and will not omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however , that no representation or warranty is made hereby with respect to Santa Lucia.

     SECTION 2.21. PERMITS AND OTHER OPERATING RIGHTS. Except as set forth on Schedule 2.21, to the best knowledge of MSGI after conducting diligent inquiry, MSGI does not (a) require the consent of any third party to permit it to operate its business in the manner in which it presently is being conducted, except as heretofore obtained and presently in effect, (b) MSGI possesses all permits and other authorizations from third parties, including without limitation, federal, foreign, state and local governmental authorities, presently required by applicable provisions of law, including statutes, regulations and existing judicial decisions, and by the property and contract rights of third parties, necessary to permit them to operate their businesses in the manner in which they presently are being conducted, or in which it is contemplated that they will be conducted, except where the failure to obtain such permits or authorizations would not, in the aggregate, result in a Material Adverse Effect and (c) none of the permits and authorizations are dependent on retention of any person, organization, agent or employee or the maintenance of any relationship or arrangement, other than performance of contractual obligations under contracts disclosed elsewhere herein.

SECTION 2.22 DISCLOSURE. To the best knowledge of MSGI after conducting diligent inquiry, no representation or warranty made by MSGI in this Agreement or the Schedules and no statement, certificate or other writing furnished or to be furnished by MSGI to Santa Lucia and/or any other persons pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or herein or necessary in order to make the statements herein or therein not misleading; provided, however, that no representation or warranty is made hereby with respect to Santa Lucia. To the best knowledge of MSGI after conducting diligent inquiry, none of the information with respect to MSGI in the Proxy Statement contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     SECTION 2.23. NUMBER OF SHAREHOLDERS. To the best knowledge of MSGI after conducting diligent inquiry, MSGI has thirty-five (35) or fewer unaccredited shareholders. For purposes of this Section 2.24, the term "unaccredited investors" shall mean any investor who does not fall within the definition of an accredited investor as set forth in Rule 501 (a) of Regulation D of the Securities Act.
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                            ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF SANTA LUCIA

     Santa Lucia represents and warrants to MSGI, except as set forth on the Disclosure Schedules attached hereto ("Schedules"), that:

     SECTION 3.01. CORPORATE EXISTENCE AND POWER. Santa Lucia is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all corporate power, authority and legal right to conduct its business as it is now being conducted and to own the properties and assets it now owns. Santa Lucia is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, in the aggregate, have a Material Adverse Effect.

     SECTION 3.02. CORPORATE AUTHORIZATION. Subject to shareholder approval, as required under the BCA, (a) Santa Lucia has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, (b) the Board of Directors of Santa Lucia has taken all actions required by law, its Certificate of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the performance by Santa Lucia of the transactions contemplated hereby, (c) this Agreement has been duly and validly executed and delivered by Santa Lucia and no other corporate action is necessary in connection therewith and (d) to the best knowledge of Santa Lucia after conducting diligent inquiry, this Agreement is a valid and binding Agreement of Santa Lucia enforceable against Santa Lucia in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

    SECTION 3.03. CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. To the best knowledge of Santa Lucia after conducting diligent inquiry, except for the requirements of (a) the Securities Act of 1934, as amended (the " Exchange Act"), (b) the Securities Act , (c) the filing and recordation of the Certificate of Merger as required by the DGCL and (d) the filing and recordation of Articles of Merger and certain other instruments as required by the BCA, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, United States or foreign, is required in connection with execution, delivery and performance or this Agreement by Santa Lucia and the consummation of the transactions contemplated hereby.

     SECTION 3.04. NO VIOLATION. To the best knowledge of Santa Lucia after conducting diligent inquiry, the execution, delivery and performance of this Agreement by Santa Lucia (a) will not violate Santa Lucia's Articles of Incorporation or Bylaws, (b) will not violate, or be in conflict with or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or other encumbrance upon, any properties or assets of Santa Lucia under any debt, obligation, contract, lease, commitment, license, permit or other agreement to which Santa Lucia is a party, or by which either is bound or to which either is subject, nor the loss of any rights by Santa Lucia and
(c) will not violate any law, judgment, decree, order, regulation or rule of any court or governmental authority.

     SECTION 3.05. CAPITALIZATION OF SANTA LUCIA. The authorized capital stock of Santa Lucia consists of 50,000,000 share of Santa Lucia Stock, par value $.001. As of December 15, 1989, there were issued and outstanding 6,145,000 shares of Santa Lucia Stock. As of December 15, 1989, there were no outstanding options to purchase the shares of Santa Lucia Stock. To the best knowledge of Santa Lucia after conducting diligent inquiry, all issued and outstanding shares of Santa Lucia Stock have been duly authorized and validly issued and assessable. There are no other outstanding shares of, no securities of Santa Lucia convertible into or exchangeable for, no options or other rights (including any pre-emptive rights) to acquire from Santa Lucia, and no other contracts, understandings, arrangements or obligations (whether or not contingent) providing for the issuance or sale by Santa Lucia, directly or indirectly, of any capital stock or other equity or debt security of Santa Lucia, other than pursuant to this Agreement. There are no outstanding contractual obligations of Santa Lucia to repurchase, redeem or otherwise acquire any outstanding shares of Santa Lucia Stock or other securities issued by Santa Lucia.

     SECTION 3.06. CONDUCT OF PUBLIC OFFERING. To the best knowledge of Santa Lucia after conducting diligent inquiry, the offering of Santa Lucia's securities, as described in Santa Lucia's prospectus, and the sale of Santa Lucia's securities, as described in Santa Lucia's prospectus, and the sale of the securities thereunder were carried out in accordance with
(a) the terms and conditions of the prospectus, (b) the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") adopted thereunder and (c) the securities laws of all states and other jurisdictions in which the securities were offered or sold and the rules and regulations of the securities administrators of any such states or other jurisdictions. To the best knowledge of Santa Lucia after conducting reasonable inquiry, the securities were duly registered an necessary government authority was obtained with respect to the offer and sale of the securities in the state of Utah, and in no other jurisdictions. To the best knowledge of Santa Lucia after conducting reasonable inquiry, the registration statement with respect to the securities, at the time it became effective under the Securities Act, the prospectus, of all times during which it was delivered in connection with the offer an sale of the securities, did not contain a misstatement of a material fact, nor omitted to state any material fact necessary to make the statements therein not misleading, within the meaning of the Securities Act and the rules and regulations of the Commission adopted thereunder.

     SECTION 3.07. FINANCIAL STATEMENTS. To the best knowledge of
Santa Lucia after conducting diligent inquiry, the audited financial statements of Santa Lucia for the year ended December 31, 1988 (the "Santa Lucia
Financial Statements"), a copy of which has been delivered to MSGI, fairly present the financial position of Santa Lucia as of the date thereof and its results of operations and cash flows or changes in financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis.

     SECTION 3.08. NO UNDISCLOSED LIABILITIES. To the best knowledge of Santa Lucia after conducting diligent inquiry, except as set forth on
Schedule 3.08, Santa Lucia has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) (herein "Santa Lucia Liabilities"), required by generally accepted accounting principles to be disclosed, except (a) Santa Lucia Liabilities which are accrued in the Santa Lucia Financial Statements, (b) Santa Lucia Liabilities incurred in the ordinary course of business and consistent, in type and amount, with past practice sinceDecember 31, 1988, (c) Santa Lucia Liabilities which
Santa Lucia has heretofore disclosed in writing to .MSGI, and which, in the aggregate, are not material, and (d) expenses incurred in connection with this Agreement.

     SECTION 3.09. NO MATERIAL ADVERSE CHANGE. Since December 31, 1988, there has been no material adverse change in the business, financial position, results of operations, operations or prospects of Santa Lucia taken as a whole, from that reflected in the Santa Lucia Financial Statements.

     SECTION 3.10. ABSENCE OF CERTAIN CHANGES.  Except as set forth on
Schedule 3.10, and except as otherwise permitted in this Agreement, since December 31, 1988, Santa Luc a has not:

     (a) borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent) except Santa Lucia Liabilities incurred in the ordinary course of business and consistent with past practice;

     (b) paid, discharged or satisfied any Santa Lucia Liabilities (in excess of $25,000) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Santa Lucia Financial Statements or incurred in the ordinary course of business and consistent with past practice of Santa Lucia Liabilities reflected or reserved against in the Santa Lucia Financial Statements or incurred in the ordinary course of business and consistent with past practice, since
December 31, 1988;

     (c) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except Santa Lucia Permitted Exceptions under
Section 3.11 hereof;

     (d) written off as uncollectible any notes or accounts receivable in excess of $25,000, in the aggregate, for Santa Lucia (other than those reserved against in the Santa Lucia Financial Statements) except for write-offs in the ordinary course of business and consistent with past practice, none of which is material;

     (e) canceled any debts or waived nay claims or rights of substantial value, or sold, transferred or otherwise disposed of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

     (f) disposed of or disclosed to any person (other than an employee or representative of Santa Lucia, agents or Santa Lucia, or otherwise in the ordinary course of business) any trade secret not previously a matter of public knowledge;
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

     (g) made any loan to or investment in, or acquired the assets, business or securities of, any person;

     (h) paid or granted any increase in the compensation or directors, officers, agents or employees (including any such increase pursuant to any bonus, insurance, pension, profit-sharing or other employee benefit plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, agent or employee, except for normal periodic increases made pursuant to Santa Lucia's established compensation policies applied on a basis consistent with that of the prior two years or otherwise in the ordinary course of business;

     (i) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or ownership interest, or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock, ownership interest or other securities;

      (j) made any change in any accounting principles or practices, except as required by the Financial Accounting Standards Board or its foreign equivalent and reflected in the Santa Lucia Financial Statements;

     (k) paid, loaned or advanced any amount to, or sold, transferred or leased an properties or assets to, or entered into any agreement or arrangement with any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors (as such terms are defined in the rules and regulations of the SEC under the Securities Act), except for (i) directors' fees and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal quarter ended September 30, 1989, (ii) payments contemplated in subsection (h) hereof and (iii) advances for business expenses in the ordinary course of business; or

     (l) agreed, whether in writing or otherwise, to take any action described in this Section 3.10, except as otherwise contemplated herein.

     SECTION 3.11. TITLE TO PROPERTIES; ENCUMBRANCES.

     (a) Except as set forth on Schedule 3.11, to the best knowledge of Santa Lucia, after conducting diligent inquiry, Santa Lucia has good and marketable title to all its properties and assets, including without limitation, all such properties and assets purchased by Santa Lucia since December 31, 1988, except in each case for properties and assets sold or disposed of since December 31, 1988, in the ordinary course of business and consistent with past practice.

     (b) Except for the Santa Lucia liabilities and except as set forth on
Schedule 3.11, to the best knowledge of Santa Lucia after conducting diligent inquiry, none of such properties or assets is subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any kind except the following (herein called "Santa Lucia Permitted Exceptions"): (i) as shown on the Santa Lucia Financial Statements, securing Liabilities with respect to which no Default exists, (ii) arising in the ordinary course of business since December 31, 1988, and consistent with past practice, (iii) minor imperfections of title, if any, none of

                                  E-71
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which is substantial in amount, materially detracts from the value or impairs the existing use of the property subject thereto, or impairs the operations of Santa Lucia, (iv) current taxes, assessments and charges not yet due and *v) taxes, assessments and charges being contested in good faith by Santa Lucia in appropriate proceedings, and with respect to which adequate reserves have been set aside, and if arising hereafter, will promptly so advise MSGI.

     SECTION 3.12. LITIGATION. There are no actions, suits or proceedings pending against or, to the knowledge of Santa Lucia, threatened against Santa Lucia, before an court or arbitrator or any governmental body, agency or official, and Santa Lucia does not know or have reason to know of any valid basis for any such action, suit, proceeding or claim.

     SECTION 3.13. TAXES. Except as set forth on Schedule 3.13:

     (a) Santa Lucia has duly filed or caused to be filed with the appropriate governmental authorities all federal, state, local and foreign tax reports and returns required to be filed by it subject to any allowable extension periods, and has maintained, or caused to be maintained, all required records with respect to taxes, and has duly paid in full or caused to be duly paid in full, or has established or caused to be established reserves for taxes specifically reflected in the Santa Lucia Financial Statements adequate for payment of all federal, state, local and foreign taxing authorities for all periods up to and including the date of this Agreement. Except as set forth on Schedule 3.13, as of the time of filing, the foregoing tax reports and returns correctly reflected the facts regarding the income, business, assets, operations and activities of Santa Lucia or any other information to be shown thereon. Except as set forth on Schedule 3.13, Santa Lucia has timely paid all taxes that have been shown as due and payable on such tax reports and returns. Santa Lucia is not delinquent in the payment of any taxes.

     (b) None of the federal, state and local tax returns of Santa Lucia have been audited by the respective governmental authorities, nor have the statutes of limitations with respect to income taxes expired for any taxable periods ending prior to the date hereof.

     (c) All deficiencies and assessments resulting from any examination of the federal, state and local tax returns and reports of Santa Lucia have bee paid, finally settled or adequately provided for in the Santa Lucia Financial Statements, and no issue resulting in an adjustment has been raised by the IRS or relevant state or local authorities in any examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.

     (d) To the best knowledge of Santa Lucia after conducting diligent inquiry, no deficiency for any taxes has been proposed, asserted or assessed against Santa Lucia (other than deficiencies of assessments referred to in subparagraph (c), which deficiencies or assessments have either been paid, finally settled or adequately provided for in the Santa Lucia Financial Statements), and Santa Lucia has reason to believe that any such deficiency will be proposed, asserted or assessed. There has been no intentional disregard of nay statue, regulation, rule or revenue ruling in the preparation of any tax return that would result in a material increase in any tax liability for any period that remains open to adjustment.

     (e) To the best knowledge of Santa Lucia after conducting diligent inquiry, amounts have been withheld and paid over to the appropriate governmental authorities by Santa Lucia from their respective employees for all prior periods in compliance with the tax withholding provisions of all applicable federal, state, local and foreign laws.

     (f) To the best knowledge of Santa Lucia after conducting diligent inquiry, amounts have been withheld and paid over to the appropriate governmental authorities by Santa Lucia from any payments made in respect of which a withholding obligation is imposed, in compliance with the withholding provisions or "collection at source" provisions of all applicable federal, state, local and foreign laws.

     SECTION 3.14. COMPLIANCE WITH LAW. To the best knowledge of Santa Lucia after conducting diligent inquiry, neither Santa Lucia nor any director, officer, agent, employee or other person associated with or acting on behalf of Santa Lucia has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct of indirect unlawful payments to government officials or others, nor participated or cooperated in any boycott activities in violation of any statute or law, or which must be disclosed under applicable disclosure regulations and policies of applicable law. To the extent, if any, that Santa Lucia is not in compliance with all applicable laws and regulations, such noncompliance will not have an adverse effect on its business, financial position, results of operations, operations or prospects.

     SECTION 3.15 INSURANCE. Santa Lucia maintains no policies of fire, liability, workmen's compensation or other forms of insurance.

     SECTION 3.16. BENEFIT PLANS.

     (a) Santa Lucia does not maintain or contribute to any "employee pension benefit plan", as such term is defined in S. 3(a) of ERISA including, solely for the purpose of this subsection, a plan excluded from coverage by S. 4(b)(4) or S. 4(b)(5) or ERISA.

     (b) Santa Lucia does not maintain or contribute to any "employee welfare benefit plan", as such term is defined in S. 3(1) of ERISA (including a plan excluded from coverage by S. 4(b)(4) of ERISA), whether insured or otherwise. Santa Lucia has not established nor contributed to an "voluntary employees' beneficiary association" within the meaning of S. 501(c)(9) of the Code.

     (c) Except as set forth on Schedule 3.16, Santa Lucia does not maintain or contribute to any bonus, incentive compensation, stock option, stock purchase or other fringe benefit plan or program, whether formal or informal.

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     SECTION 3.17. BANK ACCOUNTS. Schedule 3.17 sets forth the names and locations for all banks, trust companies, savings and loan associations and other financial institutions at which Santa Lucia maintains accounts of any nature, the names of all persons authorized to draw thereon or make withdrawals therefrom and the account numbers for all such accounts.

     SECTION 3.18. CONTRACTS AND COMMITMENTS.  Except as set forth in
Schedule 3.18, with respect to subsection (a) through (k) below, or as set forth in the Santa Lucia Financial Statements, Santa Lucia:

     (a) does not have any contract, arrangement or commitment which is material to its business, operations or prospects (for the purpose of this subsection, any contract, arrangement or commitment shall be deemed "material" if it calls for fixed and/or contingent payments thereunder of more than $25,000 in the aggregate) except those which (i) are cancelable by Santa Lucia on notice of not longer than thirty (30) days and without liability, penalty or premium or (ii) are excepted from disclosure pursuant to other sections of this Agreement.

     (b) does not have any contract, arrangement or commitment which may result in a loss exceeding $25,000;

     (c) does not have any contract, arrangement or commitment with any director, officer, employee, agent, consultant, advisor, salesman or representative providing for future compensation of more than $25,000 that is not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium;

     (d) does not have nay employment agreement with any officer, employee or agent, nor any agreement that contains any severance or termination pay liabilities or obligations;

     (e) does not have any collective bargaining or union contracts or agreements;

      (f) is not in Default of or in material breach or violation of, nor is there any basis known to Santa Lucia for any valid claim therefor, under any contract, arrangement or commitment of Santa Lucia involving more than $25,000;

     (g) does not have any agreement restricting it from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person;

     (h) does not have any debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

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     (i)  does not have nay outstanding loans to any person and advances to directors, officers and employees of Santa Lucia for business expenses in the ordinary course of business exceeding $10,000 in the aggregate;

     (j) does not have any obligation or liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person including Santa Lucia; or

     (k) does not have any irrevocable power of attorney to, or appointed as agent for service of process, any person except any agent for service of process in foreign jurisdictions, the qualification of which is necessary to comply with the provisions of this Agreement.

     SECTION 3.19. ACCOUNTS RECEIVABLE. Except as set forth on Schedule 3.19, to the best knowledge of Santa Lucia after conducting diligent inquiry, all accounts receivable of Santa Lucia are not subject to any conditions to payment, offsets, counterclaims, defenses of any kind, allowances or credits which together with uncollectible accounts exceed the bad debt reserves shown on the Santa Lucia Financial Statements (which reserves are adequate and were calculated consistent with past practice).

     SECTION 3.20. PROXY MATERIALS. The information regarding Santa Lucia to be contained in the Proxy Statement to be mailed to the shareholders of MSGI and Santa Lucia, pursuant to Section 6.02 hereof, will , to the best of Santa Lucia's knowledge, be correct in all material respects and will not omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that no representation or warranty is made hereby with respect to MSGI.

     SECTION 3.21. PERMITS AND OTHER OPERATING RIGHTS. Except as set forth on Schedule 3.21, to the best knowledge of Santa Lucia after conducting diligent inquiry, Santa Lucia does not require the consent of any third party to permit it to operate its business in the manner in which it presently is being conducted, except as heretofore obtained and presently in effect, (b) Santa Lucia possesses all permits and other authorizations form third parties, including without limitation, federal, foreign, state and local governmental are to obtain such permits or authorizations would not, in the aggregate, result in a Material Adverse Effect and (c) none of the permits and authorizations are dependent on retention of any person, organization, agent or employee or the maintenance of any relationship or arrangement, other than performance of contractual obligations under contracts disclosed elsewhere herein.

     SECTION 3.22. DISCLOSURE. To the best knowledge of Santa Lucia after conducting diligent inquiry, no representation or warranty made by Santa Lucia in this Agreement or the Schedules and no statement relating to Santa Lucia contained in any document (including, without limitation, the Proxy Statement referred to herein), financial statement, disclosure statement, certificate or other writing furnished or to be furnished by Santa Lucia to MSGI pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or therein or necessary in order to make the statements herein or therein not misleading; provided, however, that no representation or warranty is made hereby with respect to MSGI, To the best knowledge of Santa Lucia after conducting diligent inquiry, none of the information with respect to Santa Lucia in the Proxy Statement contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                             ARTICLE IV
    CONDUCT ON MSGI BUSINESS PENDING THE EFFECTIVE TIME

     Pending the Effective Time, and except as other wise consented to or approved by Santa Lucia in writing, which consent or approval will not be unreasonably withheld:

     SECTION 4.01. REGULAR COURSE OF BUSINESS. MSGI will conduct its business in the same manner as heretofore conducted and MSGI will not engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business. MSGI will not take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations or warranties contained in
Article II to fail to be true in any material respect at and as of any time prior to the Effective Time, except as otherwise permitted by this Agreement.

     SECTION 4.02. CHARTER DOCUMENTS AND CAPITAL CHANGES. MSGI will not
(a) change or amend its Certificate of Incorporation, Bylaws or organizational documents, (b) issue or sell, nor issue options, warrants to purchase or rights to subscribe to, or enter into any arrangement or contract with respect at and as of any time prior to the Effective Time, except as otherwise permitted by this Agreement.

     SECTION 4.03. COMPENSATION. MSGI will not adopt any new compensation arrangement for the benefit of officers, directors, agents, consultants, partners or employees.

     SECTION 4.04 STOCK OPTOINS. No further options to acquire stock in MSGI will be issued by the Board of Directors of MSGI at or before the Effective Time.

     SECTION 4.05. ORGANIZATION AND GOOD WILL. MSGI will use its reasonable efforts, consistent with the terms of this Agreement, to preserve its business, business organization and good will, keep available to MSGI its present officers and key employees and preserve its present relationships with persons having business dealings with it.

     SECTION 4.06. CERTAIN CHANGES. From the date hereof until the Effective Time, MSGI will not (a) take any action or permit to occur any event referred to in Section 2.10 hereof or (b) enter into any contracts or commitments referred to in Section 2.18 hereof, except (i) with the prior written consent of Santa Lucia, which will not be unreasonably withheld, (ii) for matters not required to be disclosed pursuant hereto or (iii) as otherwise permitted in this Agreement.

     SECTION 4.07. INSURANCE. MSGI will maintain insurance on all property, real, personal and mixed, owned or leased by it in the manner contemplated by Section 2.15 hereof.

     SECTION 4.08 COMPLIANCE WITH LAWS. MSGI will use its best efforts to duly comply with all laws applicable to it and its properties, operations, business and employees.

     SECTION 4.09. TAX RETURNS: CONSENT. MSGI will prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed by it for all periods ending at the Effective Time, subject to any extensions of time granted with respect thereto.

                           ARTICLE V
   CONDUCT OF SANTA LUCIA BUSINESS PENDING EFFECTIVE TIME

     Pending the Effective Time, and except as otherwise consented to or approved by MSGI in writing, which consent or approval will not be unreasonably withheld:

     SECTION 5.01. REGULAR COURSE OF BUSINESS. Santa Lucia will conduct its business in the same manner as heretofore conducted and Santa Lucia will not engage in any transaction or activity, enter into any agreement or make any commitment otherwise than in the ordinary course of business and consistent with past practice. Santa Lucia will not take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations or warranties contained in Article III to fail to be true in any material respect at and as of any time prior to the Effective Time, except as otherwise permitted by this Agreement.

     SECTION 5.02. CHARTER DOCUMENTS AND CAPITAL CHANGES. Santa Lucia will not (a) change or amend its Certificate of Incorporation, Bylaws or organizational documents (b) issue or sell, nor issue options, warrants to purchase or rights to subscribe to, or enter into any arrangement or contract with respect to, any shares of its capital stock or any of its other securities or ownership interests or (c) make any other changes in its capital structure, except as otherwise permitted by this Agreement.

     SECTION 5.03. COMPENSATION. Santa Lucia will not adopt any new compensation arrangement for the benefit of officers, directors, agents, consultants, partners or employees.

     SECTION 5.04. STOCK OPTIONS. No further options to acquire stock in Santa Lucia will be issued by the Board of Directors of Santa Lucia at or before the Effective Time.

     SECTION 5.05. ORGANIZATION AND GOOD WILL. Santa Lucia will use its reasonable efforts, consistent with the terms of this Agreement, to preserve its business, business organization and good will, keep available to Santa Lucia its present officers and key employees and preserve its present relationships with persons having business dealings with it.

     SECTION 5.06. CERTAIN CHANGES. From the date hereof until the Effective Time, Santa Lucia will not (a) take any action or permit to occur any event referred to in Section 3.10 hereof or (b) enter into any contracts or commitments referred to in Section 3.18 hereof, except (i) with the prior written consent of MSGI, which will not unreasonably be withheld, (ii) for matters not required to be disclosed pursuant hereto or
(iii) as otherwise permitted in this Agreement.

     SECTION 5.07. COMPLIANCE WITH LAWS. Santa Lucia will use its best efforts to duly comply with all laws applicable to it and its properties, operations, business and employees.

     SECTION 5.08. TAX RETURNS: CONSENT. Santa Lucia will prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed by it for all periods ending at the Effective Time, subject to any extensions of time granted with respect thereto.

                             ARTICLE VI
                  COVENANTS OF MSGI AND SANTA LUCIA

     MSGI hereby covenants and agrees with Santa Lucia and Santa Lucia hereby covenants and agrees with MSGI that:

     SECTION 6.01 APPROVAL OF SHAREHOLDERS. MSGI and Santa Lucia shall each (a) cause a meeting of its shareholders to be duly called and held in accordance with the laws of the states of Delaware and Utah, respectively, and MSGI's and Santa Lucia's respective Certificate of Incorporation or Articles of Incorporation and Bylaws as soon as reasonably practicable for the purpose of voting on the adoption and approval of this Agreement and the Merger (the "Proposal"), (b) recommend to its shareholders approval of the Proposal, (c) use its best efforts to obtain the necessary approval of its shareholders, (d) mail notice of shareholders' approval of the Proposal, if approved, to all shareholders immediately following such shareholders' meeting and (e) mail to shareholders of MSGI a transmittal letter in form and substance reasonable satisfactory to MSGI and Santa Lucia to be used by such shareholders in forwarding their certificates for surrender and exchange.

     SECTION 6.02 SECURITIES LAW COMPLIANCE. Santa Lucia and MSGI will promptly prepare a joint Proxy Statement in connection with the vote of MSGI's and Santa Lucia's shareholders with respect to the Proposal. MSGI and Santa Lucia will take any actions required to be taken under applicable state securities laws and MSGI and Santa Lucia will also take actions to secure all necessary exemptions or clearances under all state securities laws applicable to the Merger and the issuance of Surviving Corporation Stock pursuant thereto.

     SECTION 6.03. FULL ACCESS/AUDIT. Each of MSGI and Santa Lucia has afforded and will continue to afford to the other, its counsel, accountants and other authorized representatives, full access to its offices, properties, books and records in order that each may have full opportunity to make such investigations as they shall desire to make of the affairs of the other. Each of MSGI and Santa Lucia will also cause its officers, accountants and attorneys to furnish such additional financial and operating data and other information as the other shall from time to time reasonably request.

     SECTION 6.04. CONFIDENTIALITY. Until the Effective Time, or for a period of one year in the event of the termination of this Agreement pursuant to Article X, MSGI and Santa Lucia and their respective consultants, advisors, officers and directors shall hold in confidence and not divulge or use any confidential or proprietary information of the other obtained from any investigation of the other referred to in the proceeding Section or given to them by the other except to the extent (a) required by law, (b) otherwise available from third parties or (c) previously known to it. Neither MSGI nor Santa Lucia will misuse to the detriment of the other material confidential or proprietary information obtained from the other. Notwithstanding anything contained herein to the contrary, in the event of a termination of this Agreement pursuant to Article X., Santa Lucia shall acquire no rights or interest of any kind in or to any trademarks or trade names owned or held by MSGI by virtue of the terms and conditions of this Agreement.

     SECTION 6.05. COOPERATION. MSGI and Santa Lucia will generally cooperate with each other and take such reasonable action as may be necessary to consummate the Merger in a manner advantageous to all parties as soon as reasonably practicable, including furnishing to each other the information relating to each of them required by applicable statutes, rules and regulations for the purpose of preparing the Proxy Statement and state securities law filings for solicitation of shareholders' approval of this Agreement and MSGI and using their best efforts to cause the Proxy Statement to be mailed to MSGI's and Santa Lucia's shareholders, all as soon as practicable.

     SECTION 6.06. FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. It is the intent of the parties to consummate the Merger at the earliest practicable time, and they respectively agree to exert their best efforts to that end, including, without limitation, the preparation and filing of all requisite applications, documents and notifications in connection with the transactions contemplated herein required by applicable law and will use their best efforts to respond as promptly as practicable to all inquiries in connection therewith, the removal or satisfaction, if possible, of any objections to the validity or legality of the Merger, and the satisfaction of the conditions to consummation of the Merger, including, without limitation, the obtaining of any consents necessary to the consummation of the Merger, provided, however, that neither MSGI nor Santa Lucia shall be obligated to (a) consent to any arrangement or undertake any obligation which would in its reasonable judgment materially adversely affect its business or properties.

     SECTION 6.07 PUBLIC ANNOUNCEMENTS. MSGI and Santa Lucia will consult with each other before issuing any press release or making any public statement with respect to the Merger and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 6.08. NOTIFICATION OF CERTAIN MATTERS. MSGI and Santa Lucia agree to give prompt notice to the other party of (k) the occurrence, or failure to occur, of any event or circumstance where such occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and(ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

     SECTION 6.09. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Santa Lucia or MSGI, any other actions and things to vest, perfect or confirm or record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of MSGI acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                              ARTICLE VII
                CONDITIONS TO SANTA LUCIA'S OBLIGATION
                     TO MAKE THE MERGER EFFECTIVE

     The obligation of Santa Lucia to cause the Merger to become effective is subject to the satisfaction, at or before the Effective Time, of each of the following conditions, all or any of which may be waived by Santa Lucia in whole or in part except for Section 7.02:

     SECTION 7.01. REPRESENTATIONS AND WARRANTIES TRUE: FULL
PERFORMANCE.
The representations and warranties of MSGI contained herein and in the Schedules, and in the written disclosures heretofore provided by MSGI to Santa Lucia in writing, and in all certificates and other documents delivered by MSGI to Santa Lucia pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Effective Time as though such representations and warranties were made at and as of such date and time, except as otherwise permitted by this Agreement. MSGI shall have fully performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Effective Time, except as otherwise permitted by this Agreement.

     SECTION 7.02. APPROVAL OF MSGI SHAREHOLDERS. The approval of the shareholders of MSGI to this Agreement and the Merger, required under the DGCL and as contemplated by Section 6.01, shall have been obtained.

     SECTION 7.03. REGULATORY APPROVALS: LITIGATION. All permits and consents required by state securities laws, if any, shall have been obtained. No legal proceeding by any person shall have been instituted which questions the validity or legality of the transactions contemplated hereby, nor shall any court order or decree have been issued enjoining the transactions contemplated hereby.

     SECTION 7.04. MATERIAL ADVERSE CHANGES. No material adverse change shall have occurred in the business, financial position, results of operations, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, operations or prospects of MSGI, nor shall any event or events have occurred which may reasonably be expected to have a material adverse effect on MSGI.

     SECTION 7.05. CERTIFICATE OF MSGI OFFICERS. MSGI shall have delivered to Santa Lucia a certificate or certificates signed by its officers dated the Effective Time, in form and substance satisfactory to Santa Lucia and its counsel to the effect that, to the best of their knowledge after conducting diligent inquiry, the representations and warranties of MSGI contained in Article II hereof are true, accurate and complete.

     SECTION 7.06. LENDER APPROVALS. MSGI shall use its best efforts to obtain, by the Effective Time, all approvals required from institutional lenders to it, if any, to the transactions contemplated hereby.

                             ARTICLE VIII
                 CONDITIONS TO MSGI'S OBLIGATION TO
                       MAKE THE MERGER EFFECTIVE

     The obligation of MSGI to cause the Merger to become effective is subjection to the satisfaction, on or before the Effective Time, of each of the following conditions, all or any of which may be waived by MSGI in whole or in part, except for Section 8.02:

     SECTION 8.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Santa Lucia contained herein and in the Schedules, and in all certificates and other documents delivered by Santa Lucia to MSGI pursuant thereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Effective Time as though such representations and warranties were made at and as of such date and time, except as otherwise permitted by this Agreement. Santa Lucia shall have fully performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Effective Time, except as otherwise permitted by this Agreement.

     SECTION 8.02. APPROVAL OF SANTA LUCIA SHAREHOLDERS: REGULATORY APPROVALS. The approval of the shareholders of Santa Lucia to this Agreement and the Merger, required under the BCA and as contemplated by
Section 6.01 shall have been obtained, and all regulatory obligations administered by the SEC shall have been satisfied.

     SECTION 8.03. REGULATORY APPROVALS: LITIGATION. All permits and consents required by state securities laws, if any, shall have been obtained. No legal proceeding by any person shall have been instituted which questions the validity or legality of the transactions contemplated hereby, nor shall any court order of decree have been issued enjoining the transactions contemplated hereby.

     SECTION 8.04. MATERIAL ADVERSE CHANGES. No material adverse change shall have occurred in the business, financial position, results of operations, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, operations or prospects of Santa Lucia, nor shall any event or events have occurred which may reasonably be expected to have a Material Adverse Effect on Santa Lucia.

     SECTION 8.05. CERTIFICATE OF SANTA LUCIA OFFICERS. Santa Lucia shall have delivered to MSGI a certificate or certificates signed by its president dated the Effective Time, in form and substance satisfactory to MSGI and its counsel to the effect that, to the best of their knowledge after conducting diligent inquiry, that the representations and warranties of Santa Lucia contained in Article III hereof are true, accurate and complete.

                               ARTICLE IX
                 ADDITIONAL CONDITIONS TO THE MERGER

     SECTION 9.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of each party to consummate the Merger are subject to the satisfaction of the following conditions:

     (i) there shall not be any statute, rule or regulation which makes consummation of the Merger or performance of any of the transactions contemplated hereby illegal or otherwise prohibited, or any order, decree, injunction or judgment enjoining consummation of the Merger or performance of such transaction: and

     (ii) the issuance of the Surviving Corporation Stock to be issued in exchange for MSGI Stock shall have received all Blue Sky Law authorizations necessary to carry out the transactions contemplated thereby.

                           ARTICLE X
                          TERMINATION

     SECTION 10.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (whether before or after approval of this Agreement by the shareholders of MSGI and Santa Lucia):

     (a)  by mutual written consent of MSGI and Santa Lucia;

     (b) by either MSGI or Santa Lucia if there shall be any statute, rule or regulation which make consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining MSGI or Santa Lucia from consummating the Merger and such order, decree, injunction or judgment shall have become final and non-appealable;

     (c) by Santa Lucia upon the occurrence of any event that would result in a failure of any of the conditions set forth in Articles VII and IX hereof; or

     (d) by MSGI upon the occurrence of any event that would result in a failure of any of the conditions set forth in Articles VIII and IX hereof.

     SECTION 10.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that
(a) the agreements contained in Section 6.04 shall survive the termination hereof and (b) nothing herein shall relieve any party of any liability for will ful breach hereof.

                                  ARTICLE XI
                                    CLOSING

     SECTION 11.01 CLOSING. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned as provided in Article X, a closing will be held, as soon as practicable at a time and place agreed upon by the parties.

                                   ARTICLE XII
                                  MISCELLANEOUS

     SECTION 12.01 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or by telecopier or if mailed, postage prepaid, return receipt requested, in which the third business day following the date of mailing shall be deemed the date such notice is given, to the following address or to such other address as any party may from time to time designate in writing to the other party hereto:

     If to MSGI, to :
          Multi-Spectrum Group, Incorporated
          1055 Germantown Pike
          Norristown, PA 19401

          Attention:  Edward V. Ellis

     If to Santa Lucia, to:
          Santa Lucia Funding, Inc.
          2055 Greenbriar Circle
          Salt Lake City, UT 84109

          Attention:  Fredrick L. Elliott

     SECTION 12.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties contained herein shall survive the Effective Time.

     SECTION 12.03 AMENDMENTS. Any provision of this Agreement may be amended by mutual agreement of the parties hereto at any time prior to the Effective Time; provided, that any such amendment made after the approval of the Proposal by the shareholders of MSGI or Santa Lucia shall not, without further approval of such shareholders, (i) alter or change the amount or kind of consideration to be received in exchange for MSGI Stock,
(ii) alter or change any term of the Articles or Certificate of Incorporation of the Surviving Corporation if it would adversely affect such shareholders or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of MSGI Stock or Santa Lucia Stock. Any amendment to this Agreement shall be in writing signed by all the parties hereto.

     SECTION 12.04. WAIVERS. At any time prior to the Effective Time,
Santa Lucia, on the one hand, and MSGI, on the other hand, may (i) extend the time for the performance of any agreement of another party hereto, (ii) waive any inaccuracy in there presentations and warranties contained herein or in any document delivered pursuant hereto or (iii) subject to the provisions in Section 12.03, waive compliance with any agreement or condition contained herein, except Sections 7.02, 8.02 and 9.01(i). Any agreement on the part of any party to any such extension or waiver shall be effective only if set forth in writing signed on behalf of such party and delivered to the other parties.

     SECTION 12.05. SUCCESSORS AND ASSIGNS. The provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign or otherwise transfer any of its rights or obligations under this Agreement without the consent of each of the other parties hereto. This Agreement shall be binding upon and is solely for the benefit of each of the parties hereto and their respective successors and assigns, and nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason by this Agreement.

     SECTION 12.06 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Utah applicable to contracts made and to be performed entirely therein. The parties hereby irrevocable submit to the jurisdiction and venue of any Utah state or federal court sitting in Salt Lake City, Utah, over any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and irrevocable agree that all claims in respect of such action or proceeding may be heard and determined in such Utah state or federal court. The parties hereby irrevocable waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. In any such action or proceeding, the prevailing party shall be entitled to reimbursement of reasonable attorneys' fees and costs.

     SECTION 12.07 COUNTERPART: EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

     SECTION 12.08. ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

     SECTION 12.09. EXPENSES. MSGI shall pay all expenses incurred in connection with this Agreement and the transactions contemplated herein provided, however, that if this Agreement shall terminate prior to the Effective Time because of a failure by either party to perform or comply with any of its obligations hereunder, such party shall pay the expenses of the other party incurred thereby.


     SECTION 12.10. EXHIBITS. The Exhibits and Schedules attached hereto are made a part of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                 MULTI-SPECTRUM GROUP, INC.

                                                 By:        /s/ David E. Taylor
                                                 ------------------------------
                                                 David E. Taylor
                                                 Its: President

                                                 SANTA LUCIA FUNDING, INC.

                                                 By:     /s/ Fredrick L. Elliott
                                                 -------------------------------
                                                 Fredrick L. Elliott
                                                 Its: President

STATE OF            )
                    :ss.
COUNTY OF           )

     On the ______ day of _____________________, 1989, personally appeared before me David E. Taylor, who being by me duly sworn did say that he is the President of Multi-Spectrum Group Inc., the corporation that executed the above and foregoing instrument and that said instrument was signed on behalf of said corporation authority of its Bylaws and said XXX David E. Taylor acknowledged to me that said corporation executed the same.

                                                      _________________________
                                                      Notary Public
                                                      Residing in _____________

My Commission Expires:

______________________

STATE OF  Utah         )
                       :ss.
COUNTY OF Salt Lake    )

     On the 27th day of   December  , 1989, personally appeared before me David
E. Taylor, who being by me duly sworn did say that he is the President of Santa Lucia Funding, Inc., the corporation that executed the above and foregoing instrument and that said instrument was signed on behalf of said corporation authority of its Bylaws and said Fredrick L. Elliott acknowledged to me that said corporation executed the same.

                                                 Shana L. Wahl
                                                 Notary Public
                                                 Residing in Salt Lake City, Ut.

My Commission Expires:
_______________________


[Seal of Shana L. Wahl, Notary Public]

                                 APPENDIX "A"

                               ARTICLE 1 - NAME

     The name of the corporation is Multi-Spectrum Group, Inc.

                               ARTICLE IV - STOCK

     The aggregate number of shares which the corporation shall have authority to issue shall be 100,000,000 common shares, par value $0.001 per share. All shares of the corporation shall be of the same class and shall
have the same rights and preferences.   Fully paid shares of the
corporation shall not be liable to any further call or assessment.

                         ARTICLE X - INDEMNIFICATION

     A. No director of the corporation shall have any liability to the corporation of its shareholders for monetary damages for breach of fiduciary duty, except that this Article X shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) for actions specified under Section 16-10-44 of the Utah Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit.

     B. The corporation shall, to the fullest extent permitted by the Utah Business Corporation Act, as the same may be amended and supplemented, indemnify all directors, officers, employees and agents of the corporation whom it shall have the power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. The corporation shall have the right to advance expenses to its directors, officers, employees and agents to the full extent permitted by the Utah Business Corporation Act, as the same may be amended or supplemented. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of the heirs, executors and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, employees or agents to the full extent permitted by the Utah Business Corporation Act, as the same may be amended or supplemented.

                    SCHEDULES OF MULTI-SPECTRUM GROUP, INC.

                              Schedule 2.11

     Tradename "Creative Link"

                              Schedule 2.17

     Union National Bank, Kulpsville, Pannsylvania

                       SCHEDULE OF SANTA LUCIA FUNDING, INC.

                                Schedule 3.17

          Utah Bank & Trust, 778 South Main Street, Salt Lake City, Utah

                       DELAWARE GENERAL CORPORATION LAW

S. 262.     Appraisal Rights

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection
(d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to S. 228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257 or 258 of this Chapter;

          (1) provided, however, that no appraisal rights under this Section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
Section 251 of this Chapter.

          (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this Section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257 and 258 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of the corporations described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing clauses (i),
(ii) and (iii) of this subsection.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or

                             EXHIBIT "B"
series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and (e), shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders entitled to such appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger of consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand.
A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to
Section 228 or section 253 of this Chapter, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this Section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
(d) hereof, upon written request, shall be entitled to receive from the corporation

                                   -2-
surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for the appraisal have been received and the aggregate number of holders of such shares.
Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment of their shares and with whom agreement as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable.
The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provision of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors.
In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) fo this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.
                                   -3-

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    -4-

                            UTAH BUSINESS CORPORATION ACT

                                  16-10-75

         Rights of Dissenting Shareholders upon Merger or Consolidation or
                Sale or Exchange of Assets   Right to Dissent   Exception

     Any shareholder of a corporation shall have the right to dissent from any of the following corporate actions:

     (a) Any plan of merger or consolidation to which the corporation is a party; or

     (b) Any sale or exchange of all or substantially all of the property and assets of the corporation, otherwise than in the usual and regular course of its business and other than a sale for cash where the shareholder's approval thereof is conditional upon the distribution of all or substantially all of the net proceeds of the sale to shareholders in accordance with their respective interests within one year after the date of sale.

     This section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger; nor shall it apply to the holders of shares of any class or series if the shares of such class or series were registered on the New York Stock Exchange or the American Stock Exchange on the date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which a plan of merger or consolidation or a proposed sale or exchange of property and assets is to be acted upon unless the articles of incorporation of the corporation shall otherwise provide. (Amended by S.B. 91, L.'71, eff. 5-10-71)

                           16-10-76
       Rights of Dissenting Shareholders upon Merger or Consolidation or
     Sale or Exchange of Assets   Filing Objections   Payment of Fair Value
                      for Shares - Procedure

     Any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporation action. If such proposed corporation action be approved by the required vote and such shareholders shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or

                                EXHIBIT "C"
certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporation action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the applicable ten-day or fifteen-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     No such demand may be withdrawn unless the corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporation action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court shall have been made or filed within the time provided in this section, or if a court of competent jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

     Within ten days after such corporate action is affected, the corporation, or in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by such corporation to be the fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

     If within thirty days after the date on which such corporate action was effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefore shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

     If within such period of thirty days a dissenting shareholder and the corporation do not so agree, then the corporation, within thirty days after receipt of written demand from any dissenting shareholder given within sixty days after the date on which such corporate action was effected, shall, or at its election at any time within such period of sixty days may, file a petition in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located praying that the fair value of such shares be found and

                                   -2-
determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this state, such petition shall be filed in the county where the registered office of the domestic corporation was last located. If the corporation shall fail to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each dissenting shareholder who is a resident of this state and shall be served by registered or certified mail on each dissenting shareholder who is nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraiser shall have such power and authority as shall be specified in order of their appointment or an amendment thereof. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in such shares.

     The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

     The costs and expenses of any such proceedings shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for the reasonable expenses of the appraisers, but shall exclude the fee and expenses of counsel for and experts employed by any party; but if the fair value of the share as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or expert employed by the shareholder in the proceeding.

     Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefore shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall

                               -3-
acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     Shares acquired by corporation pursuant to payment of the agreed value therefor, or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held disposed of as the plan of merger or consolidation may otherwise provide. (Amended by S.B. 91, L. '71, eff. 5-10-71)

                                          -4-

                        MULTI-SPECTRUM GROUP, INC.

                               1990 INCENTIVE PLAN

                    Effective _____________________, 1990

                                  EXHIBIT "D"

                     MULTI-SPECTRUM GROUP, INC.

                        1990 INCENTIVE PLAN

                Effective ___________________, 1990

     1.   Purpose.
           ----------

     The purpose of the Multi-Spectrum Group, Inc. 1990 Incentive Plan is to attract and retain persons of ability as employees of the Company, motivate and reward good performance, encourage such employees to continue to exert their best efforts on behalf of the Company and further opportunities for Stock ownership by such employees in order to increase their proprietary interest in the Company by providing incentive awards to Key Employees (including officers and directors who are also employees, but excluding those directors as specified by resolution of the Board of Directors), whose responsibilities and decisions directly affect the performance of the Company. Such incentive awards may consist of Stock of the Company or, in the discretion of the Committee, other securities of the Company convertible into such Stock, subject to such restrictions as the Committee may determine or as provided herein, Performance Units or Stock Appreciation Rights payable in such Stock or cash, or incentive or nonqualified stock options to purchase such Stock, or any combination of the foregoing, together with supplemental cash payments, all as the Committee may determine.

     2.   Definitions.
           ---------------

     When used herein, the following terms shall have the following meanings:

     "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, SARs, Restricted Stock, Deferred Stock or Performance Units, or any combination of the foregoing.

     "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.

     "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 11 below to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

     "Board" means the Board of Directors of the Company.

     "Change in Control" means the happening of any of the following:

     (a) receipt by the Company of a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person, group corporation or other entity (other than the Company or a wholly-owned subsidiary of the Company) is the beneficial owner, directly or indirectly, of 20 percent or more of the outstanding stock of the Company;

     (b) purchase by any person (as defined in Section 13(d) of the 1934
Act), corporation or other entity other than the Company or a wholly-owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that, after consummation of the offer, such person, group, corporation or other entity is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20 percent or more of the outstanding Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 act in the case of rights to acquire Stock);

     (c) approval by the stockholders of the Company of any (i) consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its Stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (ii) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

     (d) a change in the majority of the members of the Board of Directors within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

     "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

     "COMMITTEE" means the Committee appointed by the Board pursuant to
Section 12. As used herein, references to the Committee shall mean either such Committee or the Board if no Committed has been established.

     "COMPANY" means Multi-Spectrum Group, Inc. and its subsidiaries, successors and assigns.

     "DEFERRED STOCK" means Stock credited to a Key Employee under the Plan subject to the requirements of Section 8 and such other restrictions as the Committee deems appropriate or desirable.

     "FAIR MARKET VALUE" mans, as of any date, the closing price based upon composite transactions on the national stock exchanges for one share of Stock on the exchanges or, if no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted; PROVIDED, however, that at the time of grant of any Award other than an incentive stock option, the Committee, in its sole discretion, may elect to determine Fair Market Value for all purposes under the Plan with respect to such Award, based on the average of the closing prices, as of the date of determination and a period of up to nine (9) trading days immediately preceding such date. If no public trading market exists for the Company's Stock, the Fair Market Value shall be determined in the sole discretion of the Committee or the Company's Board of Directors.

     "KEY EMPLOYEE" means an officer, director or other Key Employee of any Participating Company who, in the judgment of the Committee, is responsible for or contributes to the management, growth or profitability of the business of any Participating Company, but excludes those directors as specified by resolution of the Board of Directors.

     "OPTION" means an option to purchase Stock, including Restricted Stock or Deferred Stock, if the Committee so determines, subject to the applicable provisions of Section 5 and awarded in accordance with the terms of the Plan and which may be an incentive stock option qualified under
Section 422A of the Code or a nonqualified stock option.

     "PARTICIPATING COMPANY" means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, "Participating Company" means the Company or any corporation which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in
Section 425(f) of the Code.

     "PERFORMANCE UNIT" means a performance unit subject to the requirements of Section 6 and awarded in accordance with the terms of the Plan.

     "PLAN" means the Multi-Spectrum Group, Inc. 1990 Incentive Plan, as the same may be amended, administered or interpreted from time to time.

     "RESTRICTED STOCK" means Stock delivered under the Plan subject to the requirements of Section 7 and such other restrictions as the Committee deems appropriate or desirable.

     "SAR" means a stock appreciation right subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan.

     "STOCK" means the common stock ($0.001 par value) of the Company.

     "TOTAL DISABILITY" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

     3.   Shares Subject to the Plan.
           --------------------------------

     The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option shall not exceed five million (5,000,000) shares. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. The Committee may, in its discretion, decide to award other shares issued by the Company that are convertible into Stock or make such shares subject to purchase by an Option, in whieh event the maximum number of shares of Stock into which such Stock may be converted shall be used in applying the aggregate share limit under this Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible shares. lf, for any reason, any shares or Stock awarded or subject to purchase by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, a forfeiture ot Restricted Stock or Deferred Stock or termination, expiration or a cancellation with the consent or a key Employee of an Option, SAR or a Performance Unit, such shares of Stock shall again become available for award under the Plan.

     4.   Grant of Awards and Award Agreements.
           --------------------------------------------------

     (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock, including Restricted Stock or Deferred Stock if the Committee so determines, subject to each Award; (iv) determine the terms and conditions of each Award; and (v) determine whether and to what extent Key Employees shall be allowed or required to defer receipt of any Awards or other amounts payable under the Plan to the occurrence of a specified date or event; provided, however, that no Award shall be granted after the expiration of ten (10) years from the effective date of the Plan.

     (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify.

     5.   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.
          -------------------------------------------

     (a) With respect to Options and SARs, the Committee shall (i) authorize the granting of incentive stock options, nonqualified stock options, SARs or a combination of incentive stock options, nonqualified stock options and SARs; (ii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a SAR; (iii) determine whether such Stock shall be Restricted Stock or, with respect to nonqualified stock options, Deferred Stock; (iv) determine the time or times when and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be cancelled by the exercise of a SAR; PROVIDED, however, that (A) no Option shall be granted after the expiration of ten years from the effective date of the Plan and (B) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock (disregarding any restrictions in the case of Restricted Stock) for which incentive stock options granted to any Key Employee under this Plan may first become exercisable in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000).

    (b) The exercise period for a nonqualified stock option shall not exceed ten years and one day from the date of grant, and the exercise period for an incentive stock option or SAR, including any extension which the Committee may from time to time decide to grant, shall not exceed ten years from the date of grant; PROVIDED, HOWEVER, that, in the case of an incentive stock option granted to a Key Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power or all classes of stock of the Company (a "Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of Grant.

     (c) The Option or SAR price per share shall be determined by the Committee at the time any Option is granted and shall be not less than (i) in the case of incentive stock options and any tandem SARs the Fair Market Value, or in the case of an Option granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value or (ii) in the case of any other Options or SARs, at least 85 percent of Fair Market Value, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, on the date the Option is granted, as determined by the Committee; PROVIDED, HOWEVER, that such price shall be at least equal to the par value of one share of Stock.

     (d) No part of any Option or SAR may be exercised until (i) the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period, if any, after the date on which the Option or SAR is granted, or (ii) achievement of such performance or other criteria, if any, by the Key Employee, the Company or any subsidiary, affiliate or division of the Company, as the Committee may specify, and the Committee may further require exercisability in installments; PROVIDED, HOWEVER, the period during which a SAR is exercisable shall commence no earlier than six months following the date the Option or SAR is granted.

     e) Subject to Section 10(c), except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Stock, or, with respect to nonqualified options, Restricted Stock or Deferred Stock, already owned by the optionee, having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a total fair market value, as so determined, equal to the purchase price; PROVIDED, HOWEVER, that if payment of the exercise price is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Stock received upon the exercise of the Option shall be Restricted Stock or Deferred

Stock, as the case may be, at least with respect to the same number of shares and subject to the same restrictions or other limitations as the Restricted Stock or Deferred Stock paid on the exercise of the Option.

     (f)     (i) lf a Key Employee who has been granted an Option or SAR dies
(A) while an employee of any Participating Company or (B) within three months after termination of his or her employment with all Participating Companies because of his or her Total Disability, his or her Options or SARs may be exercised, to the extent that the Key Employee shall have been entitled to do so on the date of his or her death or such termination of employment, by the person or persons to whom the Key Employee's rights under the Option or SAR pass by will, or if no such person has such rights, by his or her executors or administrators, at any time, or from time to time, within twelve months after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in
Section 5(b) above.

          (ii) If the Key Employee's employment by any Participating Company terminates because of his or her Total Disability and such Key Employee has not died within the following three months, he or she may exercise his or her Options or SARs, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within twelve months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

         (iii) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options or SARs to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

     (g) No Option or SAR granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only oy him or her.

     (h) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422A of the Code.

     (i) Upon exercise of a SAR, the Key Employee shall be entitled, subject to such terms and conditions as the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (ii) a specified amount which shall not, subject to Section 5(j), be less than the Fair Market Value of such specified number of shares of

Stock at the time the SAR is granted. Upon exercise of a SAR, payment of such excess shall be made as the Committee shall specify at the time of the grant of a SAR or otherwise (A) in cash, (B) through the issuance or transfer to the Key Employee of whole shares of Stock, including Restricted Stock or Deferred Stock, with a fair Market Value, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, at such time equal to any such excess, or (C) a combination of cash and shares of Stock with a combined fair market value at such time equal to any such excess, all as determined by the Committee; PROVIDED, HOWEVER, a fractional share of Stock shall be paid in cash equal to the Fair Market Value of the fractional share of Stock, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, at such time. If the full amount of such value is not paid in Stock, then the shares or Stock representing such portion of the value of the SAR not paid in Stock shall again become available for award under the Plan.

     (j) If the Award granted to a Key Employee allows the Key Employee to elect to cancel all or any portion of an unexercised Option by exercising a related SAR, then the Option price per share of Stock shall be used as the specified price in Section 5(i), to determine the value of the SAR, the Company's obligation in respect of such Option or such portion thereor wiil be discharged by payment of the SAR so exercised. In the event of such a cancellation, the number of shares as to which such Option was canceled shall become available for use under the Plan less the number of shares received by the optionee upon such cancellation. .Any such SAR shall be transferable only by will or by the laws of descent and distribution.
During the lifetime of the optionee, such SAR shall be exercisable only by him or her.

     6.   Performance Units.
           -----------------------

     (a) The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Units. Performance objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

     (b) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a Key Employee as an Award if the relevant measure of Company performance for the Performance Period is met.

     (c) If during the course of a Performance Period there shall occur significant events as determined by the Committee, including, but not limited to, a reorganization of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

     (d) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, retirement on or after age 65, or at an earlier age with the consent of the company, or a significant event, as determined by the Committee, that Key Employee shall be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the performance objectives satisfied at the end of such period and (ii) prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; PROVIDED, HOWEVER, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount; and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Key Employee. lf a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, such Key Employee shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

     (e) Each Performance Unit may be paid in whole shares of Stock, including Restricted Stock or Deferred Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. If and to the extent the full value of a Performance Unit is not paid in Stock, then the shares of Stock representing the potion of the value of the Performance Unit not paid in Stock shall again become available for award under the Plan.

     7.   Restricted Stock.
           --------------------

     (a) Restricted Stock may be received by a Key Employee either as an Award or as the result of an exercise of an Option or SAR or as payment for a Performance Unit. Restricted Stock shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

     (b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; PROVIDED, HOWEVER, the Restriction Period for any Key Employee shall expire and all restrictions on shares of Restricted Stock shall lapse upon the Key Employee's death, Total Disability or retirement on or after age 60, or an earlier age with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company.

     (c) If a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines, be forfeited by the Key Employee and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise or an Option, the Company shall refund the purchase price paid on the exercise of the Option. Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.

     (d) The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

     (e) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

     8.   Deferred Stock.
           -------------------

     (a) Deferred Stock may be credited to a Key Employee either as an Award or as the result of an exercise or an Option or SAR or as payment for a Performance Unit. Deferred Stock shall be subject to a deferral period which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the "Deferral Period"). The Committee may provide for the expiration of the Deferral Period in installments where deemed appropriate.

     (b) Except as otherwise provided in this Section 8, no Deferred Stock credited to a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Deferral Period; PROVIDED, HOWEVER, the Deferral Period for any Key Employee shall expire upon the Key Employee's death, Total Disability or retirement on or after age 65, or an earlier age with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization or the Company.

     (c) At the expiration of the Deferral Period, the Key Employee shall be entitled to receive a certificate pursuant to Section 9 for the number of shares of Stock equal to the number of shares of Deferred Stock credited on his or her behalf. Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares of Deferred Stock credited to a Key Employee shall be paid to such Key Employee within thirty (30) days after each dividend was declared unless, at the time of the Award the Committee determined that such dividends should be reinvested in additional shares of Deferred Stock, in which case additional shares of Deferred Stock shall be credited to the Key Employee based on the Stock's Fair Market Value at the time of each such dividend.

     (d) lf a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Deferral Period, all shares of Deferred Stock shall, unless the Committee otherwise determines, be forfeited by the Key Employee, and, in the case of Deferred Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option. Upon such forfeiture, such forfeited shares of Deferred Stock shall again become available for award under the Plan.

     9.   Certificates for Awards of Stock.
           ---------------------------------------

     (a) Subject to Section 7(d), each Key Employee entitled to receive shares of Stock under the Plan shall be issued a certificate for such
shares.   Such certificate shall be registered in the name or the Key
Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject of appropriate stop-transfer orders.

     (b) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may be listed, if applicable, and
(ii) the completion of any registration, qualification or exemption from registration of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     (c) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9(c) shalI not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application or such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

     (d) Except for the restrictions on Restricted Stock or Deferred Stock under Sections 7 and 8, each Key Employee who receives an award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other
distributions.   No Key Employee awarded an Option, a SAR, a Performance
Unit or Deferred Stock shall
have any right as a shareholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares .

     10.  Loans and Supplemental Cash Payments.
            --------------------------------------------------

    (a) The Committee may provide for supplemental cash payments or loans to Key Employees at such time and in such manner as the Committee may determine in connection with Awards granted under the Plan.

     (b) Supplemental cash payments shall be subject to such terms and conditions as the Committee may specify; PROVIDED, HOWEVER, in no event shall the amount of such payment exceed (i) in the case of an Option, the excess of the Fair Market Value of the shares of Stock, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, purchased through the Option on the date of exercise over the option price, or (i ) in the case of an Award of a SAR, Performance Unit; or Restricted Stock or Deferred Stock, the value of the shares of Stock and other consideration issued in payment of such Award; and PROVIDED, FURTHER, in the case of an incentive stock option, no supplemental cash payment shall be made if it would disqualify such option under Section 422A of the Code.

     (c) In the case of loans, any such loan shall be evidenced by a written loan agreement or other instrument in such form and shall contain such terms and conditions, including without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration or such loans or parts thereof, as the Committee shall specify; PROVIDED, HOWEVER, that in the case of an incentive stock option, the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under the Code and the Committee shall specify no such term or condition that would result in such option failing to qualify as an incentive stock option.

     11.  Beneficiary.
            ---------------

     (a) Each Key Employee shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death.
A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; PROVIDED, HOWEVER, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

     (b) If no such beneficiary designation is in effect at the time of a Key Employee's death, or if no designated beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the

Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.


     12.  Administration of the Plan
            --------------------------------

     (a) The Plan shall be administered by the Committee, as appointed by the board and serving at the Board's pleasure. If no Committee has been appointed by the Board, the Board shall administer the plan until such a Committee is appointed. If the Company has registered any of its securities under the Securities Exchange Act of 1934 (the "Exchange Act Registration"), the Committee shall have at least three (3) members and each member of the Committee shall be both a member of the Board and, if possible, a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act or successor rule or regulation. By definition in Rule 16b-3, a "disinterested person" is one who shall not be, and shall not have been, eligible to receive an Award under the Plan or any other plan maintained by any Participating Company to acquire stock, stock options, stock appreciation rights or restricted stock of a Participating Company at any time within the one year immediately preceding the member's appointment to the Committee. The Board may exclude any director from such eligibility by resolution.

     (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereor and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

     (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

     (e) The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

     (f) The Committee may employ such legal counsel, including without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shnIl be paid by the Company.

     (g) No member or former member of the Committee of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Commitiee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of suen member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the bylaws of the Company.

     13.  Amendment or Discontinuance.
            --------------------------------------

     The Board may, at any time, amend or terminate the Plan. The P!an may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendment shall, without approval by a majority of the Company's stockholders, (i) alter the group of persons eligible to participate in the Plan, (ii) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation, if such rule(s) or regulation(s) is applicable at that time, (iii) increase the maximum number of shares of Stock which are available for Awards under the Plan, or (iv) extend the period during which Awards may be granted under the P!an beyond the expiration of ten years from the effective date of the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Award. On or after the occurrence of a Change in Control, the Plan may not be amended or terminated until all payments required by
Section 15 are made.

     14.  Adjustments in Event of Change in Common Stock.
          ------------------------------------------------


     In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or other event which could distort the implementation of the Plan or the realization of its objectives, the Committee may make such appropriate adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards as the Committee deems equitable; provided, however, that no such adjustments shall be made on or after the occurrence of a Change in Control without the affected Key Employee's consent.

     15.  Change in Control.
          -------------------

     Notwithstanding anything else herein to the contrary, as soon as practicable after the occurrence of a Change in Control, if any, the following shall occur:

     (a) All Key Employees may, regardless of whether still an employee of any Participating Company, elect to cancel all or any portion of any Option no later than ninety (90) days after the Change in Control, in which event the Company shall pay to such electing Key Employee, an amount in cash equal to the excess, if any, of the Current Market Value (as defined below) of the shares of Stock, including Restricted Stock or Deferred Stock, subject to the Option or the portion thereof so canceled over the option price for such shares; provided, however, that no Key Employee shall have the right to elect cancellation unless and until at least six (6) months have elapsed after the date of grant of the option and provided, further, that, if the Key Employee is no longer an employee of any Participating Company, the Option is exercisable at the time of the Change in Control.

     (b) All Performance Periods shall end and the Company shall pay each Key Employee an amount in cash equal to the value of such Key Employee's Performance Units, if any, based upon the Stock's Current Market Value, in full settlement of such Performance Units.

     (c) All Restriction Periods shall end and the Company shall pay each Key Employee an amount in cash equal to the Current Market Value of the Restricted Stock held by, or on behalf of, each Key Employee in exchange for such Restricted Stock.

     (d) All Deferral Periods shall end and the Company shall pay to each Key Employee an amount in cash equal to the current Market Value of the number of shares of Stock equal to the number of shares of Deferred Stock credited to such Key Employee in full settlement of such Deferred Stock.

     (e) The Company shall pay to each Key Employee all amounts, if any, deferred by such Key Employee under the Plan which are not Performance Units, Restricted Stock or Deferred Stock.

     (f) The Company may reduce the amount due any Key Employee under this Section by the unpaid balance, if any, of the principal of any loans to such Key Employee under Section 10.

     (g) For purposes of this Section 15, "Current Market Value" means the highest "Closing Price" during the period (the "Reference Period") commencing thirty (30) days prior to the Change in Control and ending thirty (30) days after the Change of Control; provided that, if the Change in Control occurs as a result of a tender offer or exchange offer, or a merger, purchase of assets or stock or other transaction approved by stockholders of the Company, Current Market Value means the higher of (i) the highest Closing Price during the Reference Period, or (ii) the highest price paid per share pursuant to such tender offer, exchange offer or transaction. The "Closing Price" on any day during the Reference Price means the closing price per share of Stock based upon composite transactions on the national stock exchanges that day. If there is no public market for the Company's Stock at the applicable time, "Current Market Value" shall be established at the discretion of the Board of Directors.

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     16.  Restrictions on Shares.
            ---------------------------

     At the discretion of the Committee or the Board, the Company may reserve to itself or its assignee(s) in any Award (a) a right of first refusal to purchase any Stock that a Key Employee (or a subsequent transferee) may propose to transfer to a third party, (b) a right to repurchase any or all Stock held by a Key Employee upon the Key Employee's termination of employment or service with the Company or any Participating Company for any reason within a specified time as determined by the Committee or Board at the time of the Award at (i) the Key Employee's original purchase price, (ii) the Fair Market Value of such Stock or (iii) a price determined by a formula or other provision set forth in the Grant and (c) if applicable, a market standoff agreement.

     17.  Miscellaneous.
            -----------------

     (a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employrnent at any time.

     (b) No Award payable under the Plan shall be deemed salary or compensation of the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benef t of its employees unless the Company shall determine otherwise.

     (c) No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor or the Company. All payments of awards provided for under the Plan shall be paid in cash from the general funds of the Company; PROVIDED, HOWEVER, that such payments shall be reduced by the amount of any payments made to the participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and if the Company shall make any investments to aid it in meeting its obligations hereunder, the participant shall have no right, title or interest whatsoever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any participants. To the extent that any participant acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     (d) Absence on leave, when otherwise approved by the Board in accordance with applicable laws, shall not be considered interruption or termination of employment for any purposes of the Plan; PROVIDED, HOWEVER, that no Award may be granted to an employee while he or she is absent on leave.

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     (e)   If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

     (f) The right of any Key Employee or other person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 11 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Key Employee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Key Employee or his or her Beneficiary, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Key Employee, his or her Beneficiary or any other person deemed to be the natural objects of his or her bounty, taking into account the express wishes of the Key Employee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

     (g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all Key Employees at all reasonable times at the Company's headquarters.

     (h) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, aporopriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

     (i) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     (j) All elections, designations, requests, notices, instructions and other communications from a Key Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such locations as shall be specified by the Committee.

      (k) The terms of the Plan shall be binding upon the Company and its successors and assigns.

                                                    E-114
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     (l) Captions preceding the section hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

     18.  Effective Date, Term of Plan and Stockholder Approval
          -------------------------------------------------------

     The effective date of the Plan shall be ________________, 1990, subject to approval by a majority of the Company's stockholders at an Annual or Special Meeting or by their unanimous written consent. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such Annual or Special Meeting or unanimous written consent, Key Employees may be selected and Award criteria may be determined as provided herein subject to such subsequent stockholder approval.

APPROVED this _________ day of _____________________________, 1990.

                                                 MULTI-SPECTRUM GROUP, INC.


                                                 By: _______________________
                                                 David E. Taylor
                                                 Its:      President

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